Exhibit 10.16

RESTRICTED UNIT AGREEMENT
DELTATHREE, INC.

This Restricted Unit Agreement (this “Agreement”) is made as of the [____] day of [______], [____] (the “Grant Date”), between deltathree, Inc., a Delaware corporation (the “Company”), and [_______________] (the “Participant”).

WHEREAS, the Company has adopted the 2004 Stock Incentive Plan, as amended (the “Plan”), to promote the interests of the Company by providing an incentive for employees and consultants of the Company and its Affiliates (any terms used and not defined herein shall have the meanings ascribed to such terms in the Plan);

WHEREAS, pursuant to the provisions of the Plan, the Company desires to offer to the Participant units (“Units”) that are convertible, at the option of Participant, into an equal number of shares (“Shares”) of the Company’s Class A common stock, par value $0.001 per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth; and WHEREAS, Participant wishes to accept said offer;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Terms of Grant. The Participant hereby accepts the offer of the Company to issue to the Participant, in accordance with the terms of the Plan and this Agreement, [___________ (______)] Units (such Units, subject to adjustment pursuant to Subsection 2.1(g) hereof, the “Restricted Units”), receipt of which is hereby acknowledged by the Participant’s service to the Company and which will be reported by the Participant in accordance with all tax laws applicable to Participant.

2.1. Restricted Period and Forfeiture Provisions.

(a) Forfeiture. In the event that the Participant is no longer an employee or consultant of the Company or an Affiliate for any reason, other than for a reason as specified in Section 2.1(b) or 2.1(c) below, prior to the third anniversary of the Grant Date (the “Termination”), a number of Restricted Units shall become vested and shall not be forfeited in accordance with the vesting schedule set forth on Schedule A attached hereto. Upon the expiration or termination of the Restricted Period, the restrictions applicable to the Restricted Units shall lapse pursuant to Sections 7(c) and (d) of the Plan.

(b) Effect of Termination for Disability, Death, Early Retirement, or Normal Retirement. In the event the Participant’s Employment terminates due to the Participant’s (i) death, (ii) disability, (iii) Early Retirement with the consent of the Committee or (iv) Normal Retirement, a certain number of Restricted Units shall vest and not be forfeited in accordance with Section 7(b) of the Plan.

(c) Effect of a For Cause Termination. Notwithstanding anything to the contrary contained in this Agreement, in the event the Company or an Affiliate terminates the Participant’s employment or service for “cause” (as defined in the Plan) or in the event the Administrator determines, within one (1) year after the Participant’s termination, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct that would constitute “cause,” all of the Restricted Units then held by the Participant shall be forfeited to the Company immediately as of the time the Participant is notified that he or she has been terminated for “cause” or that he or she engaged in conduct which would constitute “cause”.

(d) Change of Control. The Committee shall determine the effect that certain events (including a change of control) will have on the vesting and forfeiture of the Restricted Units.

(e) Prohibition on Transfer. The Participant recognizes and agrees that during the Restricted Period the Restricted Units (except as provided in this Section 2.1) may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company (or its designee). However, the Participant, with the approval of the Administrator, may transfer the Restricted Units for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Administrator may establish, and the transferee shall remain subject to all the terms and conditions applicable to this Agreement prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer. The term “Immediate Family” shall mean the Participant’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces and nephews and grandchildren (and, for this purpose, shall also include the Participant). The Company shall not be required to transfer any Restricted Units on its books which shall have been sold, assigned or otherwise transferred in violation of this Subsection 2.1(e), or to treat as the owner of such Restricted Units, or to pay dividends to, any person or organization to which any such Restricted Units shall have been so sold, assigned or otherwise transferred, in violation of this Subsection 2.1(e).

(f) Failure to Deliver Restricted Stock to be Forfeited. In the event that the Restricted Units to be forfeited to the Company under this Agreement are not in the Company’s possession and the Participant or the Participant’s Survivor fails to deliver such Restricted Units to the Company (or its designee), the Company may immediately take such action as is appropriate to transfer record title of such Restricted Units from the Participant to the Company (or its designee) and treat the Participant and such Restricted Units in all respects as if delivery of such Restricted Units had been made as required by this Agreement. The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

(g) Adjustments. The Plan contains provisions covering the treatment of Units and Shares in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to the Restricted Units and any Shares acquired upon conversion of Units and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

2.2 General Restrictions on Transfer of Restricted Units.

(a) The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Units or Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Units or Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 90 days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Units or Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

(b) The Participant acknowledges and agrees that neither the Company nor its shareholders, directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Units or Shares before, at the time of, or following a Termination, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

3. Conversion of Units into Shares of Common Stock. Following such time as any Restricted Units become vested, except as provided herein the Participant may convert some or all of such Units into an equal number Shares of Common Stock at a purchase price of $0.001 per Share (which such amount may be withheld by the Company from future payments to be made by the Company to the Participant), by providing written notice thereof to the Senior Vice President of Finance and Treasurer of the Company as provided in Section 10 below. Such notice shall include, at a minimum, the Participant’s name and the number of Units that the Participant elects to so convert. Within three (3) business days of its receipt of such request, the Company shall arrange to have such number of Shares transferred into a separate account for the Participant at the brokerage house that holds the Company’s securities.

4. Securities Law Compliance. The Participant specifically acknowledges and agrees that any sales of Restricted Units shall be made by the Participant solely in accordance with the requirements of the U.S. Securities Act of 1933, as amended.

5. Rights as a Stockholder. The Participant shall have all the rights set forth in Section 7(e) of the Plan.

6. Incorporation of the Plan. The Participant specifically understands and agrees that the Restricted Units issued under the Plan are being provided to the Participant pursuant to the Plan, a copy of which the Participant acknowledges he or she has read and understands and by which he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference. Copies of the Plan and the Summary Plan Description of the Plan are accessible at:

[Link to webpage]

7. Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the Restricted Units or the Stock issued pursuant to this Agreement shall be the Participant’s sole responsibility. Without limiting the foregoing, the Participant agrees that, to the extent that the conversion of Units into Shares of Common Stock or the declaration of dividends on any Restricted Units before the lapse of restrictions on disposition of any such Units results in the Participant’s being deemed to be in receipt of earned income under the provisions of the Code, the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. Without limiting the foregoing, in the event that the Participant shall no longer be an employee or consultant of the Company or any Affiliate and such Participant is entitled to Restricted Units pursuant to the terms of this Agreement, the Participant agrees to take any action to settle any outstanding tax matters (including required payments, if applicable) with the Company arising from the conversion of Units into Shares of Common Stock within ten (10) days of the date that the Participant ceases to be an employee or consultant of the Company or any Affiliate.

The Participant acknowledges that at such times as the Restricted Units are converted into Shares of Common Stock in accordance with Section 3 above the Participant will have income for tax purposes equal to the fair market value of the Shares at such date less the price paid for the Restricted Units by the Participant. If the Participant is a United States taxpayer, the Participant may be able to file an election under Section 83 of the Code and elect to include the gross income in the year of the transfer of the Stock. If the Participant makes such election, the Participant shall provide the Company with a copy of such form of election. The Participant understands and acknowledges that he or she should obtain the advice of his or her tax advisors with respect to the tax consequences of the Restricted Units, the conversion of such Units into Shares, and the provisions of this Agreement.

8. Equitable Relief. The Participant specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement or the Plan, including the attempted transfer of the Restricted Units by the Participant in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

9. No Obligation to Maintain Relationship. The Company is not obligated, by the Plan or this Agreement, to continue to employ or engage the Participant as an employee or consultant of the Company or an Affiliate. The Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Restricted Units is a one-time benefit which does not create any contractual or other right to receive future grants of Units or benefits in lieu of Units; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when Units shall be granted, the number of Units to be granted, the purchase price per Share acquirable upon conversion of Units, and the time or times when each Unit shall be free from a lapsing repurchase or forfeiture right, will be at the sole discretion of the Company; (iv) that the Participant’s participation in the Plan is voluntary; (v) that the value of the Units is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; and (vi) that the Units are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

10. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given in person or by recognized overnight courier service, facsimile or e-mail (in either case with confirmation of receipt), registered or certified mail (return receipt requested), addressed as follows:

If to the Company:

deltathree, Inc.
75 Broad Street, 31st Floor
New York, NY 10004
Attn: Senior Vice President of Finance and Treasurer

If to the Participant:

[_____________]
[_____________]
[_____________]

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized overnight courier service, upon delivery by facsimile or e-mail during normal business hours with confirmation of receipt, or three business days following mailing by registered or certified mail.

11. Benefit of Agreement. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in New York and agree that such litigation shall be conducted in the state courts of New York or the federal courts of the United States District Court for the Southern District of New York.

13. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

14. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

15. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

16. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

17. Data Privacy. By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of Units and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DELTATHREE, INC.

By:_________________________
Name:_______________________
Title:________________________

Participant:_________________________

Print Name:_________________________

SCHEDULE A

Vesting Schedule

[TO BE INSERTED]